Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tyson Foods, Inc.'s Annual Report on Form 10‑K for the year ended September 29, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Fayetteville, AR
February 22, 2013